SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary proxy statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

ROSS STORES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(c)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

__________________________________________________________

April 17, 2006

Dear Stockholder:

You are cordially invited to attend the 2006 Ross Stores, Inc. Annual Meeting of Stockholders, which will be held at 1:00 p.m. on Thursday, May 18, 2006 at the Company’s corporate offices located at 4440 Rosewood Drive, Pleasanton, California 94588-3050.  If you will need special assistance at the meeting, please contact Ms. Judy Wirzberger, Finance Department, Ross Stores, Inc., 4440 Rosewood Drive, Pleasanton, California 94588-3050, (925) 965-4514, at least 10 days before the meeting.

Please see the following page for the different methods available to you for voting your proxy.  We would appreciate you submitting your proxy vote as soon as possible so that your shares will be represented at the meeting.

Thank you for your commitment to Ross Stores and for your cooperation in returning your proxy without delay.

Sincerely,

ROSS STORES, INC.

Michael Balmuth Vice-Chairman, President and Chief Executive Officer

VOTING METHODS

The accompanying Proxy Statement describes proposals that are being submitted for a vote by stockholders at the Ross Stores, Inc. 2006 Annual Meeting to be held on May 18, 2006.  If you are a stockholder of record of Ross Stores, Inc. as of March 24, 2006, you have the right to vote your shares, and may elect to do so, through the internet, by telephone or by mail.  You may also revoke your proxy at any time before the Annual Meeting.  Please help us save time and postage costs by voting through the internet or by telephone. Each method is generally available 24-hours-a-day, seven days a week and will ensure that your vote is confirmed and posted immediately. To vote:

1.	BY INTERNET

	a.	Go to the website at www.proxyvote.com 24-hours-a-day, seven days a week.
	b.	Enter the series of numbers that appears in the proxy card box, just below the perforation.
	c.	Follow the simple instructions.

2.	BY TELEPHONE

	a.	On a touch-tone telephone, call toll-free 1-877-PRX-VOTE (1-877-779-8683) 24- hours-a-day, seven days a week.
	b.	Enter the series of numbers that appears in the proxy card box, just below the perforation.
	c.	Follow the simple recorded instructions.

3.	BY MAIL (Do not mail the proxy card if you are voting by internet or telephone.)

	a.	Mark your selections on the proxy card.
	b.	Date and sign your name exactly as it appears on your proxy card.
	c.	Mail the proxy card in the enclosed postage-paid envelope.

If you hold your shares via a stock certificate registered in your name with Bank of New York, the Company’s transfer agent, or if your shares are held in the name of a bank, broker or other holder of record, you will receive separate instructions from Bank of New York or the holder of record that you must follow in order for your shares to be voted.

Your vote is important. Thank you for voting.

ROSS STORES, INC.

Notice of Annual Meeting of Stockholders
to be Held May 18, 2006

To the Stockholders:

Please take notice that the Annual Meeting of the Stockholders of Ross Stores, Inc., a Delaware corporation (the “Company”), will be held on Thursday, May 18, 2006 at 1:00 p.m. PDT, at the Company’s corporate offices located at 4440 Rosewood Drive, Pleasanton, California 94588-3050, for the following purposes:

1.	To elect three Class II directors for a three-year term.

2.	To approve the Company’s Second Amended and Restated Incentive Compensation Plan.

3.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 3, 2007.

4.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Stockholders of record at the close of business on March 24, 2006 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.  For ten days prior to the Annual Meeting, a complete list of stockholders of record entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose related to the Annual Meeting during ordinary business hours at the Company’s corporate offices located at 4440 Rosewood Drive, Pleasanton, California 94588-3050.

By order of the Board of Directors,

John G. Call Corporate Secretary

April 17, 2006

PRINTED ON RECYCLED PAPER

PROXY STATEMENT

2006 ANNUAL MEETING OF STOCKHOLDERS

ROSS STORES, INC.
4440 Rosewood Drive
Pleasanton, California 94588-3050
(925) 965-4400

PROXY SOLICITATION

The accompanying Proxy is solicited by the Board of Directors of Ross Stores, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on Thursday, May 18, 2006 at 1:00 p.m. PDT, or any adjournment thereof (the “Annual Meeting”), at which stockholders of record at the close of business on March 24, 2006 are entitled to vote.  The Annual Meeting will be held at the Company’s corporate offices located at 4440 Rosewood Drive, Pleasanton, California 94588-3050.

The date of this Proxy Statement is April 17, 2006, the date on which this Proxy Statement and the accompanying Proxy were first sent or given to stockholders.  The Annual Report to Stockholders for the fiscal year ended January 28, 2006, including financial statements, is enclosed with this Proxy Statement.

The purpose of this Proxy Statement is to provide the Company’s stockholders with certain information regarding the Company and its management and to provide summaries of the matters to be voted upon at the Annual Meeting.  The stockholders will be asked to elect three Class II directors to serve a three-year term, to approve the Company’s Second Amended and Restated Incentive Compensation Plan, to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 3, 2007, and to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Company had outstanding, on March 24, 2006, 143,498,614 shares of common stock, par value $0.01, all of which are entitled to vote with respect to all matters to be acted upon at the meeting.  Each stockholder is entitled to one vote for each share of stock held.  The Company’s Bylaws provide that a majority of all shares entitled to vote, whether present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.  For ten days prior to the Annual Meeting, the Company’s stockholder list will be available for viewing by the stockholders for any purpose related to the Annual Meeting during ordinary business hours at the Company’s corporate offices located at 4440 Rosewood Drive, Pleasanton, California 94588-3050.

Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it, by presenting at the meeting a duly executed Proxy bearing a later date or by attending the Annual Meeting and voting in person.

STOCK OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information as of March 1, 2006 (except for the institutional investors as noted in footnote (2)) regarding the ownership of the common stock of the Company by (i) all persons who, to the knowledge of the Company, were the beneficial owners of more than 5% of the outstanding shares of common stock of the Company, (ii) each director and each of the executive officers named in the Summary Compensation Table, and (iii) all executive officers and directors of the Company as a group.  Common stock is the only issued and outstanding equity security of the Company.

Name of Beneficial Owner and the Directors and Executive Officers	Amount and Nature of Beneficial Ownership	(1)	Percent of Common Stock Outstanding

Capital Research and Management Company 333 South Hope Street Los Angeles, CA 90071	14,912,000	(2)	10.4%
AMVESCAP PLC 30 Finsbury Square London EC2A 1AG, England	11,043,447	(2)	7.7%
Michael Balmuth	764,166	(3)	*
K. Gunnar Bjorklund	25,647	(4)	*
Michael J. Bush	65,165	(5)	*
Norman A. Ferber	59,647	(6)	*
Sharon D. Garrett	63,647	(7)	*
Stuart G. Moldaw	54,627	(8)	*
George P. Orban	1,389,043	(9)	*
Donald H. Seiler	596,327	(10)	*
Lisa Panattoni	122,912	(11)	*
Barry S. Gluck	305,496	(12)	*
Barbara Levy	253,181	(13)	*
Barbara Rentler	213,551	(14)	*
All executive officers and directors as a group (16 persons, including the executive officers and directors named above)	4,764,048	(15)	3.3%

*Less than 1%

(1)

To the knowledge of the Company, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable, and the information contained in the footnotes to this table.

(2)

Information is as of December 31, 2005 and is based upon Schedule 13G filings made with the Securities and Exchange Commission.  Capital Research and Management Company has disclaimed beneficial ownership of some or all of the listed shares pursuant to Rule 13d-4.  The Schedule 13G filing by AMVESCAP PLC reflects aggregate shares held by the following entities:  AIM Advisors, Inc., AIM Capital Management, Inc., AIM Funds Management, Inc. and INVESCO Asset Management GmbH.

(3)

Mr. Balmuth.  Includes options to purchase 240,000 shares of the Company’s common stock exercisable within 60 days of March 1, 2006.  Also includes 519,623 shares of the Company’s common stock that were granted under the Company’s 1988 Restricted Stock Plan and the 2004 Equity Incentive Plan that remain subject to vesting.

(4)	Mr. Bjorklund. Represents options to purchase 25,647 shares of the Company’s common stock exercisable within 60 days of March 1, 2006.

(5)	Mr. Bush. Includes options to purchase 63,647 shares of the Company’s common stock exercisable within 60 days of March 1, 2006.

(6)	Mr. Ferber. Represents options to purchase 59,647 shares of the Company’s common stock exercisable within 60 days of March 1, 2006.

(7)	Ms. Garrett. Represents options to purchase 63,647 shares of the Company’s common stock exercisable within 60 days of March 1, 2006.

(8)	Mr. Moldaw. Represents options to purchase 54,627 shares of the Company’s common stock exercisable within 60 days of March 1, 2006.

(9)

Mr. Orban.  Includes 1,196,691 shares held in the name of Orban Partners and 68,705 shares held indirectly by Mr. Orban for his minor children.  Mr. Orban, a director of the Company, is a general partner and managing partner of Orban Partners.  Also includes options to purchase 59,647 shares of the Company’s common stock exercisable within 60 days of March 1, 2006.

(10)	Mr. Seiler. Includes options to purchase 19,647 shares of the Company’s common stock exercisable within 60 days of March 1, 2006.

(11)

Ms. Panattoni.  Includes options to purchase 31,568 shares of the Company’s common stock exercisable within 60 days of March 1, 2006.  Also includes 90,909 shares of the Company’s common stock that were granted under  the Company’s 2004 Equity Incentive Plan that remain subject to vesting.

(12)

Mr. Gluck.  Includes options to purchase 135,847 shares of the Company’s common stock exercisable within 60 days of March 1, 2006 and 86,619 shares of the Company’s common stock that were granted under the Company’s 2004 Equity Incentive Plan and the 1988 Restricted Stock Plan that remain subject to vesting.

(13)

Ms. Levy.  Includes options to purchase 107,940 shares of the Company’s common stock exercisable within 60 days of March 1, 2006.  Also includes 89,745 shares of the Company’s common stock that were granted under  the Company’s 2004 Equity Incentive Plan and the 1988 Restricted Stock Plan that remain subject to vesting.

(14)

Ms. Rentler.  Includes options to purchase 106,130 shares of the Company’s common stock exercisable within 60 days of March 1, 2006.  Also includes 87,521 shares of the Company’s common stock that were granted under  the Company’s 2004 Equity Incentive Plan and the 1988 Restricted Stock Plan that remain subject to vesting.

(15)

Includes 1,447,709 shares subject to outstanding options held by directors and executive officers, which were exercisable on March 1, 2006 or within 60 days thereof.  Also includes 1,106,077 shares of the Company’s common stock granted to executive officers under the Company’s 1988 Restricted Stock Plan or 2004 Equity Incentive Plan, all of which remain subject to vesting.

INFORMATION REGARDING NOMINEES AND INCUMBENT DIRECTORS

The Certificate of Incorporation and the Bylaws of the Company provide that the number of members of the Board of Directors of the Company (the “Board”) may be fixed from time to time exclusively by the Board and that the directors shall be divided into three classes as nearly equal in number as possible.  The term of office of each class of directors is three years and the terms of office of the three classes overlap.  The Board currently consists of nine authorized members, and there is one vacancy in Class III.

The terms of the three Class II directors will expire on the date of the upcoming Annual Meeting.  Accordingly, three persons are to be elected to serve as Class II directors of the Board of Directors at the meeting.  The Nominating Committee’s nominees for election by the stockholders to serve as members of Class II of the Board are the incumbent Class II directors.  If elected, the nominees will serve as directors until the Annual Meeting of Stockholders in 2009 and until their successors are elected and qualified.  If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although the Company knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as the Nominating Committee may designate.  Proxies cannot be voted for more than three nominees.

The following table indicates the name, age, business experience, principal occupation and term of office of each nominee and of each director of the Company whose term of office as a director will continue after the Annual Meeting.

	Principal Position During Last Five Years	Age	Director Since

Nominees for Election as Class II Directors with Terms Expiring in 2009

Michael Balmuth	Vice Chairman of the Board and Chief Executive Officer of the Company since September 1996; President since February 2005; from July 1993 through August 1996, Executive Vice President, Merchandising; and from November 1989 through June 1993, Senior Vice President, Merchandising.	55	1996

K. Gunnar Bjorklund	Managing Director, General Partner of Sverica International, since 1991. From 1987 to 1990, Director, Corporate Strategic Planning for American Express Company. Management Consultant with McKinsey & Company from 1985 to 1987.	46	2003

Sharon D. Garrett	Management Consultant since 2006. Executive Vice President, Enterprise Services, PacifiCare Health Systems from 2002 to 2005. Chief Executive Officer of Zyan Communications from April 2000 to November 2000. Senior Vice President and Chief Information Officer of The Walt Disney Company from 1989 to 2000. From 1986 to 1989, Deputy Director of UCLA Medical Center. Chief Operating Officer – U.S. Operations for Porton International from 1984 to 1986.	57	2000

	Principal Position During Last Five Years	Age	Director Since

Incumbent Class III Directors with Terms Expiring in 2007

Michael J. Bush	President and Chief Executive Officer of Anchor Blue Retail Group (formerly known as Hub Distributing, Inc.) since December 2003; President and Chief Executive Officer of Bally, North America, Inc. and a member of the Board of Directors of Bally International AG from September 2000 to March 2002; Executive Vice President, Chief Operating Officer and Director of Movado, Inc. from 1995 to 2000; Senior Vice President of Strategic Planning and Marketing of the Company from 1991 to 1995; Senior Consultant at Bain & Co. from 1985 to 1991.	45	2001

Norman A. Ferber	Consultant to the Company since September 1996. Chairman of the Board since March 1993; Chief Executive Officer of the Company from March 1993 through August 1996; President and Chief Executive Officer from January 1988 to March 1993; President and Chief Operating Officer from February 1987 to January 1988. Prior to February 1987, Mr. Ferber was Executive Vice President, Merchandising, Marketing, and Distribution of the Company.	57	1987

Incumbent Class I Directors with Terms Expiring in 2008

Stuart G. Moldaw	Consultant to the Company. Chairman Emeritus of the Company since March 1993. From August 1982 until March 1993, Chairman of the Board and, from February 1987 until January 1988, Chief Executive Officer of the Company. Chairman Emeritus of Gymboree Corporation since June 2002, from January 1994 to June 2002, Chairman of the Board of Gymboree, and Chief Executive Officer from February 2000 to February 2001. Until February 1990, general partner of U.S. Venture Partners.	79	1982

George P. Orban	Managing partner of Orban Partners, a private investment company, since May 1984. Chairman of the Board of Egghead.com, Inc. from January 1997 to August 2001, and Chief Executive Officer from January 1997 to November 1999.	60	1982

Donald H. Seiler	Founding Partner of Seiler & Company since 1957. Mr. Seiler is a Certified Public Accountant. Director of Greater Bay Bancorp.	77	1982

During fiscal 2005, the Board held five meetings.  No member of the Board, while serving in such capacity, attended fewer than 75% of the total number of Board meetings and applicable Committee meetings held during the year.  The Board of Directors has determined that Ms. Garrett and Messrs. Bjorklund, Bush, Orban, and Seiler are each an independent director for purposes of the applicable NASDAQ listing standards.  The independent directors meet on a regular basis in executive session without management.

The Company has standing audit, compensation and nominating committees.  The Board has adopted written charters for each of these committees, which are posted on the Company’s website, http://www.rossstores.com.  The Board has also adopted a Code of Ethics for Senior Financial Officers and a Code of Business Conduct and Ethics that applies to all of our employees, officers, directors and business partners.  Both of these Codes also are posted on the Company’s website.

Audit Committee.  The members of the Audit Committee during fiscal 2005 were Messrs. Seiler and Bush and Ms. Garrett.  Each of the members of the Audit Committee is independent for purposes of The NASDAQ Stock Market® (“NASDAQ”) listing standards as they apply to audit committee members.  The Board of Directors has also determined that Mr. Seiler is considered to be an “audit committee financial expert” and that Mr. Bush and Ms. Garrett are considered to be “financially literate,” as defined in the rules of the Securities and Exchange Commission.  The functions of the Audit Committee include retaining the Company’s independent auditors, reviewing their independence, reviewing and approving the planned scope of the annual audit, reviewing and approving any fee arrangements with the auditors, overseeing their audit work, reviewing and pre-approving any non-audit services that may be performed by them, reviewing the adequacy of accounting and financial controls, reviewing the Company’s critical accounting policies and reviewing and approving related party transactions.  The Audit Committee held eleven meetings during the 2005 fiscal year.   The functions and activities of the Audit Committee are further described below under the heading Board of Directors Audit Committee Report.

Compensation Committee.  The members of the Compensation Committee during fiscal 2005 were Messrs. Orban and Bjorklund, each of whom is independent for purposes of NASDAQ listing standards.  The Committee held four meetings during fiscal 2005.  The Compensation Committee serves to carry out the responsibilities of the Board of Directors relating to compensation of the Company’s executives, including the compensation of the Company’s Chief Executive Officer.  The Committee oversees and administers the policies and plans that govern the cash, equity and incentive compensation of executive officers and non-employee directors of the Company.  The Committee is responsible for administering and determining the performance goals under the Company’s 2004 Equity Incentive Plan, administering the Employee Stock Purchase Plan, and administering and determining the performance goals under the Incentive Compensation Plan.  The Committee is also appointed to assist the Board in succession planning, development and retention of senior management talent to ensure leadership continuity and organizational strength to achieve the Company’s short and long-term goals.

Nominating Committee.  The members of the Nominating Committee during fiscal 2005 were Ms. Garrett and Messrs. Bjorklund, Bush, Orban and Seiler.  Each of the members of the Nominating Committee is independent for purposes of NASDAQ listing standards.  The Nominating Committee considers qualified candidates for appointment and nomination for election to the Board of Directors and makes recommendations to the full Board concerning such candidates.  The Committee held one meeting during fiscal 2005.

Policy and Procedure for Director Nomination

The Nominating Committee is responsible for reviewing the qualifications, independence and skill of all candidates for election to the Board of Directors.  When there is a vacancy on the Board of Directors, the Nominating Committee is responsible for evaluating candidates to fill such vacancy.  The Nominating Committee has a policy with regard to the assessment of director candidates, including candidates recommended by stockholders. This assessment generally will include consideration of criteria including those listed below:

(i)	personal and professional integrity, ethics and values;

(ii)

experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today’s business environment;

(iii)	relevant business experience, at a senior management level, preferably in a retail or related industry;
(iv)	experience as a board member of another publicly held company;
(v)	academic expertise in an area of the Company’s operations;
(vi)	practical and mature business judgment, including the ability to make independent analytical inquiries;
(vii)	whether the nominee is “independent” for purposes of Securities and Exchange Commission rules and NASDAQ listing standards applicable to the Company; and
(viii)	other qualifications and characteristics the Committee believes are pertinent.

The Nominating Committee will consider director candidates recommended by stockholders of the Company, based on the same criteria that would apply to candidates identified by a Committee member.  There are no specific, minimum qualifications that have been formulated by the Nominating Committee that must be met by a Nominating Committee-recommended nominee.  The Nominating Committee believes that it is desirable for a majority of the Company’s directors to satisfy the definition of independence for purposes of the applicable NASDAQ listing standards, and for at least one director to possess the attributes necessary to be an “audit committee financial expert.”

Any stockholder who wishes to recommend a director candidate must submit the recommendation in writing to the Company at its principal executive offices, to the attention of the Nominating Committee, not later than 120 calendar days before the one year anniversary of the Company’s mailing of its prior year’s Proxy Statement to stockholders.  A stockholder recommending a person as a director candidate may be requested by the Nominating Committee to provide further information for purposes of evaluating the candidate and for the purpose of providing appropriate disclosure to stockholders.

Stockholder Communications with the Directors

The Board has adopted a process for stockholders to communicate with the Board and/or with individual directors.  Stockholders may address such communications in writing to the Chairman of the Board, or to any individual director(s), c/o Ross Stores, Inc., 4440 Rosewood Drive, Pleasanton, California 94588-3050.  Communications from stockholders to one or more directors will be collected and organized by the Company’s Corporate Secretary under procedures approved by the independent directors. The Corporate Secretary will forward all communications to the Chairman of the Board of Directors, or to the identified director(s), as soon as practicable, although communications that are abusive, in bad taste or that present safety or security concerns may be handled differently.  The Corporate Secretary may, in his or her discretion, not forward correspondence if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.  If multiple communications are received on a similar topic, the Corporate Secretary may, in his or her discretion, forward only representative correspondence.

Director Attendance at Annual Stockholders Meeting

The Company typically schedules a Board meeting in conjunction with the Annual Stockholders Meeting.  The Company expects, but does not require, that all directors will attend, absent a valid reason, such as a schedule conflict.  Last year, all eight members of the Board of Directors attended the 2005 Annual Meeting.

Biographical information concerning the executive officers of the Company is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2006.

ROSS STORES, INC.
BOARD OF DIRECTORS AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is responsible for monitoring the integrity of the Company’s consolidated financial statements, its system of internal controls and the independence and performance of both its internal and independent auditors.  The Audit Committee is also responsible for the selection of the Company’s independent auditors.  The Audit Committee is composed of three non-employee directors and operates under a written charter adopted and approved by the Board of Directors.  Each Committee member is independent as defined by the applicable NASDAQ listing standards.

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America.  The Company’s independent auditors are responsible for auditing those financial statements.  Our responsibility is to monitor and review these processes.  We rely, without independent verification, on the information provided to us and on the representations made by management and the independent auditors.

In this context, we held eleven meetings during fiscal 2005.  The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, the internal auditors and the Company’s independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”).  We discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits.  We met with the internal and independent auditors, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal controls.

We have reviewed and discussed the audited consolidated financial statements for the fiscal year ended January 28, 2006 with management and Deloitte.

We also discussed with the independent auditors matters required to be discussed with audit committees under auditing standards generally accepted in the United States of America, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (“Communication with Audit Committees”).

In addition, the Audit Committee discussed with Deloitte their independence from management and the Company, including the matters in the written disclosures required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”).  When considering Deloitte’s independence, we considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the Company’s consolidated financial statements was compatible with maintaining their independence.  We also reviewed, among other things, the fees paid to Deloitte for audit and non-audit services.

Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee Charter, we recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended January 28, 2006 be included in the Company’s Annual Report on Form 10-K.  We also selected Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending February 3, 2007.

Summary of Audit, Audit-Related, Tax and All Other Fees

The Audit Committee reviews and approves all proposed audit and non-audit engagements and related fees of Deloitte.  In addition, any audit and non-audit fees for newly proposed professional services that arise during the year, or changes to previously approved fees and work, are reviewed and approved in advance of commencement of such services by the Audit Committee at their regularly scheduled meetings throughout the fiscal year.  Should a situation arise that requires approval between meetings, the Audit Committee has delegated authority to its Chairman to authorize such pre-approval and report on same at the following regularly scheduled meeting.

The following table summarizes the aggregate fees billed by Deloitte for professional services to the Company rendered during fiscal 2005 and 2004.

Fees	Fiscal Year 2005	Fiscal Year 2004

Audit Fees	$1,069,000	$1,096,000
Audit-Related Fees	84,000	205,000
Tax Fees
Tax Compliance Fees	164,000	568,000
Other Tax Services	—	340,000
All Other Fees	—	1,304,000
Total Fees	$1,317,000	$3,513,000

Audit Fees in fiscal 2005 and 2004 included fees related to the audit of the financial statements included in the Company’s Annual Report on Form 10-K, reviews of the financial statements included in Quarterly Reports on Form 10-Q and Sarbanes-Oxley compliance services.  Audit-Related Fees were for consultation on accounting standards or transactions and audits of employee benefit plans and Sarbanes-Oxley advisory services.  Tax Fees were for tax-related services, including tax compliance services (preparation or review of the Company’s tax returns, tax representation services and other tax compliance matters), and other tax services (performance of a strategic tax review and related tax planning matters).  All Other Fees were primarily for professional services rendered by Deloitte Consulting, an entity separate from but affiliated with Deloitte, during the first quarter of fiscal 2004 in connection with the implementation of new merchandising, warehousing and store information technology systems and the business process changes associated with this effort.  All of the services reflected in the table were pre-approved by the Audit Committee.

The information systems work performed for the Company by Deloitte Consulting was a significant, multi-year project that was contracted for in early 2002, prior to the adoption of the Sarbanes-Oxley Act and related Securities and Exchange Commission (“SEC”) rules, which subsequently imposed significant limitations on the use by a public company of its independent audit firm to perform various consulting services, due to the potential for conflicts of interest. The SEC rules continue to permit the use of such firms for certain types of consulting work, provided the work is pre-approved by the Company’s Audit Committee.  In February 2002, prior to the approval and commencement of the information systems consulting work with Deloitte Consulting, the Audit Committee undertook a review of the relationship of Deloitte Consulting to Deloitte, and the potential effect of this consulting project on the independence of Deloitte.  As part of that review process, Deloitte advised the Company and the Audit Committee that Deloitte Consulting planned to separate from Deloitte as soon as practicable.  The Company and the Audit Committee were also assured that, in the interim, Deloitte Consulting was already a separate entity from Deloitte, not sharing employees, leadership, or profits.  In particular, the Audit Committee was advised that there has been no monetary exchange between Deloitte and Deloitte Consulting as a result of these non-audit services.  At that time, it was decided to engage Deloitte Consulting for the project, with an expected implementation period from 2002 through early 2004.

In late March 2003, Deloitte and Deloitte Consulting advised the Company and publicly announced that they had abandoned their plans to separate.  Based on this new information, the Audit Committee determined that it needed to reevaluate the Company’s relationship with both Deloitte and Deloitte Consulting.  Based on that review and reevaluation, the Audit Committee determined that the relationship with Deloitte and Deloitte Consulting did not jeopardize the independence of the independent auditors.  In addition, based on the critical nature of the information systems implementation work already in process with Deloitte Consulting, the Committee determined that changing consulting firms for this work before its completion would significantly increase the risk of not being able to successfully complete the project.  After a thorough review of the facts, and upon receiving concurrence from both outside and inside legal counsel, the Audit Committee determined that it was in the Company’s best interest to complete the engagement with Deloitte Consulting.  All Deloitte Consulting work was completed prior to May 6, 2004, in compliance with the transition period allowed under the Sarbanes-Oxley Act and SEC rules.

Going forward, the Audit Committee expects that the Company will not engage Deloitte Consulting for any future consulting services as long as it remains associated with Deloitte and as long as Deloitte remains the Company’s independent registered public accounting firm.

SUBMITTED BY THE AUDIT COMMITTEE OF THE
COMPANY’S BOARD OF DIRECTORS

Donald H. Seiler, Chairman
Michael J. Bush
Sharon D. Garrett

COMPENSATION AND OTHER TRANSACTIONS
WITH OFFICERS AND DIRECTORS

ROSS STORES, INC.
BOARD OF DIRECTORS COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors (the “Committee”), which consists of two independent outside directors, establishes and administers the policies that govern the compensation of all executive officers of the Company.  The Committee considers the performance of the executive officers and makes determinations concerning their compensation levels.

Compensation Philosophy

The Company’s compensation policies aim to align the financial interests of the Company’s management with those of its stockholders.  The Company’s executive compensation philosophy seeks also to integrate executive pay with the long-term strategic objectives of the Company, recognize individual initiative and achievements, and assist the Company in attracting, motivating and retaining a group of high-performing executives.

Compensation for the Company’s executive officers, including the executive officers named in the Summary Compensation Table, consists of the following elements:  base salary, annual incentive bonus and equity awards in the form of restricted stock grants and stock option grants, and other benefits typically offered to corporate executives.  Prior to May 2004, equity awards were made under the 1988 Restricted Stock Plan, the 1992 Stock Option Plan and the 2000 Equity Incentive Plan (“Prior Option Plans”).  In May 2004, the Company’s stockholders approved a proposal that replaced the three then existing equity plans with an omnibus equity plan known as the 2004 Equity Incentive Plan.

A majority of the total potential compensation for the Company’s executive officers is in the form of annual incentive bonuses under the Incentive Compensation Plan and stock plan awards that may vary according to the Company’s achievement of its strategic objectives and individual performance levels.  The Committee believes that the components of the total compensation program for executives outlined in this report work together to enable the Company to attract, motivate and retain the executive talent necessary to successfully execute the Company’s strategies over the long term in a challenging retail environment.

Section 162(m) of the Internal Revenue Code of 1986

It is the Committee’s policy to seek to qualify executive compensation for deductibility under Section 162(m) of the Internal Revenue Code of 1986 to the extent consistent with the Company’s overall objectives in attracting, motivating and retaining its executives.  The Committee has reviewed the Company’s executive compensation structure in light of the current tax law.  The Committee believes that compensation resulting from stock option grants made under the Prior Option Plans or the 2004 Equity Incentive Plan will be fully deductible when an option is exercised.  The Committee also believes that payments under the Incentive Compensation Plan will be fully deductible.  Sign-on bonuses, guaranteed bonuses and certain other cash compensation costs related to the hiring of the Company’s Chief Executive Officer and each of the four other most highly compensated executive officers of the Company as of the end of the 2005 fiscal year (the “Named Executive Officers”) may not be fully deductible to the extent that, when added to other non-exempt compensation for that particular executive, the total exceeds $1 million.  Non-performance-based restricted stock awards made under the 2004 Equity Incentive Plan or the 1988 Restricted Stock Plan also do not qualify as performance-based compensation and, therefore, may not be fully deductible to the extent the share value upon vesting, when added to other non-exempt compensation for a particular executive, exceeds the $1 million limit in any tax year.

Executive Officers’ 2005 Compensation

Salary.  Base salaries for executive officers are initially determined by competitive requirements to recruit the executive.  Salaries are then reviewed annually with recommended adjustments made based upon competitive market information relating to salary levels, the individual performance of each executive officer and his/her relative contribution in achieving the Company’s strategic goals.

Annual Incentive Bonus.  The Company’s Incentive Compensation Plan was originally adopted by the Board of Directors effective May 1987, and was most recently approved by the Company’s stockholders in May 2001.  The Second Amended and Restated Incentive Compensation Plan was approved by the Board of Directors on March 16, 2006 and is being submitted for stockholder approval at the Annual Stockholders Meeting on May 18, 2006 for the purpose of complying with 162(m).  The Incentive Compensation Plan is designed to incent performance and achievement of specified target levels of pre-tax earnings.  At the commencement of each fiscal year, the Committee determines the incentive awards payable at target levels of pre-tax earnings that may be achieved by the Company.  Such awards are expressed as a percentage of year-end base salary and are payable in the form of cash bonuses after fiscal year-end pursuant to this formula, subject to an overriding limitation on the maximum dollar amount that may be paid to any participant.  Potential awards now range from 0% to 150% of executive officers’ base salaries, based on the actual level of pre-tax earnings achieved each year relative to the targeted goal, as well as the position of the executive officer.

For our fiscal year ended January 28, 2006, the Committee granted awards under the Incentive Compensation Plan that provided the opportunity for executive officers to receive cash incentive bonuses ranging from 55% to 75% of base salary provided that the targeted pre-tax earnings goal pre-established by the Committee was achieved, and for higher or lower bonus percentages if the target was exceeded or was not achieved.  During fiscal 2005, the Company’s results were above the minimum threshold but below the targeted pre-tax earnings goal.  Total payments made under the Plan for fiscal 2005 to all executive officers as a group represented approximately 55% of their total salaries as a group.    Actual awards over the last three fiscal years have ranged from 0% to 74% of executive officers’ base salaries as a group.

Stock Award Programs.  In fiscal year 2005, the Company’s executive officers were eligible for restricted stock awards and stock option grants under the 2004 Equity Incentive Plan (the “Equity Plan”).  Restricted stock awards and stock option grants under the Equity Plan are executive compensation vehicles that have two important objectives: (i) to align the financial interests of the Company’s stockholders and the executive officers by providing incentives that focus management’s attention on the successful long-term strategic management of the business and appreciation in stockholder value; and (ii) to recruit, motivate and retain a high-performing group of senior and middle managers.

The Committee approves the granting of restricted stock and stock option awards to executive officers under the Equity Plan.  The levels of stock option awards granted to executive officers under the Equity Plan are based on the following factors: the executive officer’s position, past and expected future contributions to the achievement of the Company’s strategic objectives, existing stock ownership position and the level and performance of previous stock awards.  The levels of restricted stock awards granted to executive officers under the Equity Plan are determined primarily by the retentive value of the grant necessary to retain key executives over the long term and to protect the Company against outside offers of employment to key individuals, as well as the factors listed for stock option awards.  The officers must satisfy vesting requirements, typically of at least three years, in order to retain their stock awards.

All stock option awards are granted with an exercise price equal to the fair market value of the Company’s common stock on the date of grant.  These awards provide value to the executive officers only when and to the extent that the value of the Company’s common stock appreciates over the value on the date of grant.  All stock option awards made in fiscal 2005 to executive officers under the Equity Plan have a term of ten years and generally vest monthly in progressively increasing annual increments over a three or four year period.

Chief Executive Officer’s 2005 Compensation

A majority of the total potential compensation for Michael Balmuth, the Company’s Vice Chairman, President and Chief Executive Officer, is in the form of an annual incentive bonus and stock plan awards that may vary in value according to the Company’s achievement of its strategic objectives.

Salary.  Mr. Balmuth’s base salary is established by the terms of his employment agreement entered into with the Company effective May 31, 2001, and most recently amended effective May 18, 2005.  This employment agreement, as amended, extends through January 29, 2009, unless earlier extended, renegotiated or terminated by the parties and currently provides for an annual base salary of not less than $938,000.  (See “Employment Contracts, Termination of Employment and Change In Control Arrangements” for further discussion of Mr. Balmuth’s employment agreement.)

Bonus.  The annual incentive bonus portion of Mr. Balmuth’s compensation is based on the Company’s achievement of targeted pre-tax earnings, as established by the Committee.  During fiscal 2005, the Company’s results were above the minimum threshold but below the targeted pre-tax earnings goal.  As a result, Mr. Balmuth received a bonus of $613,017 for fiscal 2005.

Stock Awards.  On March 17, 2005, Mr. Balmuth was granted a nonstatutory stock option to purchase 559,246 shares of common stock with an exercise price of $28.61, the closing price on the date of grant.  That option will vest as follows:  223,699 shares vest monthly in the twelve months ending March 17, 2008 and 335,547 shares vest monthly in the twelve months ending March 17, 2009.  In addition, on March 17, 2005, Mr. Balmuth was granted a restricted stock award of 279,623 shares of common stock, which is scheduled to vest as follows:  111,850 shares vest on October 15, 2007 and 167,773 shares vest on October 15, 2008.  The equity grants made to Mr. Balmuth were based primarily on the equity value deemed necessary in the Committee’s judgment, to ensure the retention of Mr. Balmuth over the vesting period of these shares.  Other considerations, of equal weight, were his past and expected future contributions to the achievement of the Company’s strategic objectives.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE
COMPANY’S BOARD OF DIRECTORS

George P. Orban, Chairman
K. Gunnar Bjorklund

SUMMARY COMPENSATION TABLE

The following table provides certain summary information concerning compensation paid or accrued by the Company for the 2005, 2004 and 2003 fiscal years to or on behalf of the Company’s Named Executive Officers.

	Annual Compensation				Long-Term Compensation Awards		All Other Compen- sation (4) ($)

Name and Principal Position	Year	Salary (1) ($)	Bonus (2) ($)	Other Annual Compensation ($)	Restricted Stock Awards (3) ($)	Securities Under- lying Options (#)

Michael Balmuth	2005	$977,699	$613,017	$43,054	$8,000,014	559,246	$8,400
Vice Chairman, President &	2004	$983,544	$0	$54,249	$0	0	$6,673
Chief Executive Officer	2003	$935,997	$887,010	$34,396	$0	0	$8,100
Lisa Panattoni (5)	2005	$540,599	$500,000	$201,752	$0	0	$224,904
Executive Vice President	2004	$43,750	$1,500,000	$0	$2,800,025	126,263	$0
Merchandising	2003	$0	$0	$0	$0	0	$0
Barry S. Gluck	2005	$588,271	$320,176	$9,561	$1,200,017	58,557	$8,494
Executive Vice President	2004	$511,083	$0	$8,013	$750,006	20,000	$8,770
Merchandising, Marketing and Planning and Allocation	2003	$487,722	$398,126	$27,779	$150,030	24,000	$7,244
Barbara Levy	2005	$587,080	$319,529	$23,096	$1,100,003	58,557	$8,488
Executive Vice President	2004	$510,557	$0	$22,344	$750,008	20,000	$8,030
Merchandising	2003	$486,047	$396,773	$25,119	$300,021	24,000	$8,058
Barbara Rentler	2005	$577,160	$314,138	$0	$800,021	58,557	$8,400
Executive Vice President	2004	$501,641	$20,000	$0	$0	0	$7,804
Chief Merchandising Officer dd’s DISCOUNTS®	2003	$451,187	$392,804	$0	$800,030	58,000	$8,229

(1)

Includes all payments of salary and deferred compensation consisting of employee contributions to the Ross Stores, Inc. Employees’ Profit Sharing Retirement Plan, a qualified plan under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended (the “401(k) Plan”) and the Ross Stores, Inc. Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”), described in footnote 4 below.

(2)

Includes all payments made to those executive officers listed in the above table under the Company’s Incentive Compensation Plan (the “Plan”) as described in the Compensation Committee Report on Executive Compensation above. Bonuses were paid outside the Plan to Ms. Panattoni (in accordance with the terms of her employment agreement) in the amounts of $193,521 as a guaranteed bonus in 2005 and $1,500,000 as a sign-on bonus in 2004. Bonuses were paid outside the Plan to Ms. Rentler in the amount of $20,000 in 2004 and $25,000 in 2003.

(3)

Under the terms of his Restricted Stock Agreement, dated March 17, 2005, Mr. Balmuth was granted 279,623 shares that vest as follows:  111,850 shares on October 15, 2007 and 167,773 shares on October 15, 2008. Under the terms of her Restricted Stock Agreement, dated January 3, 2005, Ms. Panattoni was granted 101,011 shares that will vest or have vested as follows:  10,102 shares on January 3, 2006, 20,202 shares on January 3, 2007, 30,303 shares on January 3, 2008 and 40,404 shares on January 3, 2009.  At January 28, 2006, unvested shares of restricted stock were held by:  Mr. Balmuth, 519,623 shares with a market value of $15,224,954; Ms. Panattoni,  90,909 shares with a market value of $2,663,634; Mr. Gluck, 86,619 shares with a market value of $2,537,937; Ms. Levy, 89,745 shares with a market value of $2,629,529; and Ms. Rentler, 87,521 shares with a market value of $2,564,365.  Dividends are payable to all holders of restricted stock at the same rate as paid to all stockholders.

(4)

The Company’s 401(k) Plan provides that eligible employees generally may contribute by authorizing a pre-tax payroll deduction up to the applicable IRS limit.  The Deferred Compensation Plan, in addition to the 401(k) Plan, allows eligible employees to contribute by authorizing a pre-tax payroll deduction of a percentage of their salary and bonus -- up to 100%.  For every dollar contributed up to 3% of salary by an eligible employee through payroll withholding to either the 401(k) Plan or the Deferred Compensation Plan, up to a maximum of 3% of compensation for both Plans combined, or statutory limits (whichever is lower), the Company also contributes one dollar.  For every dollar over 3% of salary that an eligible employee contributes through payroll withholding to either the 401(k) Plan or the Deferred Compensation Plan, up to a maximum of 5% of compensation for both Plans combined, or statutory limits (whichever is lower), the Company also contributes fifty cents - or a maximum total matching contribution of 4% of base salary.  The employer contribution for both plans vests immediately. The amounts listed for 2005,  2004 and 2003 for Mr. Balmuth, Mr. Gluck, Ms. Levy and Ms. Rentler consist of Company contributions made for the account of these executive officers under the Company’s 401(k) Plan and/or the Deferred Compensation Plan. The amount listed for 2005 for Ms. Panattoni includes $1,218 in Company contributions under the 401(k) Plan and $223,686 for moving expenses reimbursed by the Company.

(5)

Ms. Panattoni joined the Company effective January 3, 2005.  Other Annual Compensation includes $195,127 to reimburse Ms. Panattoni for income tax liabilities related to payment of her relocation expenses by the Company.

OPTION GRANTS IN LAST FISCAL YEAR

The following table contains information with respect to the Named Executive Officers concerning the grant of non-qualified stock options during fiscal year 2005.

	Individual Grants

	Number of Securities Underlying Options Granted (1)	% of Total Options Granted to Employee in Fiscal Year (2)	Exercise or Base Price ($/Sh) (1)	Expiration Date (3)	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (4)

Name and Principal Position					0%	5%	10%

Michael Balmuth	559,246	24.9%	$28.61	3/17/15	$0	$10,062,332	$25,499,924
Vice Chairman, President &
Chief Executive Officer
Lisa Panattoni	0	0%	N/A	N/A	N/A	N/A	N/A
Executive Vice President
Merchandising
Barry S. Gluck	58,557	2.6%	$28.69	2/07/15	$0	$1,056,543	$2,677,488
Executive Vice President
Merchandising, Marketing and Planning and Allocation
Barbara Levy	58,557	2.6%	$28.69	2/07/15	$0	$1,056,543	$2,677,488
Executive Vice President
Merchandising
Barbara Rentler	58,557	2.6%	$28.69	2/07/15	$0	$1,056,543	$2,677,488
Executive Vice President
Chief Merchandising Officer dd’s DISCOUNTS

(1)

The stock option grants made in fiscal 2005 to the executive officers listed in the table vest monthly in increments that increase annually over a three-year period from the date of grant.  The Board of Directors has the ability to change the terms of outstanding options.  See “Employment Contracts, Termination of Employment and Change in Control Arrangements.”

(2)

A total of 2,245,747 shares were granted in the form of non-qualified stock options during fiscal 2005 to all employees under the 2004 Equity Incentive Plan.  No incentive stock options were granted during 2005.

(3)	All non-qualified stock option grants made under the 2004 Equity Incentive Plan have a term of ten years from the date of grant.

(4)

The dollar amounts under these columns are the result of calculations at 0% and at the assumed 5% and 10% rates mandated by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Company’s stock price.  The Company did not use an alternative formula for a grant date valuation, as the Company is not aware of any formula that will determine with reasonable accuracy a present value based on future unknown or volatile factors.  No gain to the optionees is possible without an increase in stock price, which will benefit all stockholders commensurably.  A zero percent gain in stock price will result in zero dollar gain for the optionee.

AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUE TABLE

The following table provides information with respect to the Named Executive Officers concerning the exercise of stock options during fiscal year 2005 and unexercised options held as of the end of fiscal year 2005.

	Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Name and Principal Position	Number of Shares Acquired on Exercise	Value Realized (1)	Number of Securities Underlying Unexercised Options at Fiscal Year-End Exercisable/ Unexercisable (2)	Value of Unexercised In-the-Money Options at Fiscal Year-End Exercisable/ Unexercisable

Michael Balmuth	600,000	$10,213,813	93,333/1,065,913	$932,397/$5,447,483
Vice Chairman, President &
Chief Executive Officer
Lisa Panattoni	0	$0	21,047/105,216	$33,254/$166,241
Executive Vice President
Merchandising
Barry S. Gluck	9,336	$252,682	127,835/62,722	$1,688,306/$59,712
Executive Vice President
Merchandising, Marketing and Planning and Allocation
Barbara Levy	20,000	$398,806	99,373/63,277	$1,148,243/$50,822
Executive Vice President
Merchandising
Barbara Rentler	48,334	$955,669	95,813/68,610	$939,828/$88,902
Executive Vice President
Chief Merchandising Officer dd’s DISCOUNTS

(1)	The value realized on exercise of the stock option is the difference between the exercise price of the shares purchased and the market price of the shares on the date of exercise.

(2)

The value of unexercised in-the-money options at the end of the fiscal year is calculated by multiplying the number of exercisable and unexercisable in-the-money shares by the difference between the closing price ($29.30) of Ross Stores, Inc.’s common stock on January 27, 2006 (the last trading date of the fiscal year), as reported on the NASDAQ National Market and the exercise price per share of the shares.

AGGREGATE EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes the equity compensation plans under which the Company’s common stock may be issued as of January 28, 2006:

Shares in (000s)	(a) Number of securities to be issued upon exercise of outstanding options and rights		(b) Weighted average exercise price per share of outstanding options and rights	(c) Number of securities remaining available for future issuance (excluding securities reflected in column (a)) [1]

Equity compensation plans approved by security holders	6,473	[2]	$20.82	13,774	[3]
Equity compensation plans not approved by security holders[4]	2,192		$19.57	—

Total	8,665		$20.51	13,774

[1]

Upon approval by stockholders of the 2004 Equity Incentive Plan in May 2004, any shares remaining available for grant in the share reserves of the 1992 Stock Option Plan, the 2000 Equity Plan, the 1991 Outside Directors Stock Option Plan and the 1988 Restricted Stock Plan were automatically canceled.

[2]	Represents shares reserved for options granted under the prior 1992 Stock Option Plan, the prior 1991 Outside Directors Stock Option Plan, and the 2004 Equity Incentive Plan.
[3]	Includes 1,658,000 shares reserved for issuance under the Employee Stock Purchase Plan and 12,116,000 shares reserved for issuance under the 2004 Equity Incentive Plan.
[4]	Represents shares reserved for options granted under the prior 2000 Equity Incentive Plan, which was approved by the Company’s Board of Directors in March 2000.

STOCKHOLDER RETURN PERFORMANCE GRAPH

Set forth below is a line graph comparing the cumulative total stockholder returns for the Company’s common stock over the last five years with the Standard & Poors 500 Index and the Standard & Poors Retail Composite Index.  The comparison graph assumes that the value of the investment in the Company’s common stock and the comparative indices was $100 on January 31, 2001 and measures the performance of this investment as of the last trading day in the month of January for each of the following five years.  These measurement dates are based on the historical month-end data available and may vary slightly from the Company’s actual fiscal year-end date for each period.  Data with respect to returns for the Standard & Poors indices is not readily available for periods shorter than one month.  The total return assumes the reinvestment of dividends at the frequency with which dividends are paid.  The graph is a historical representation of past performance only and is not necessarily indicative of future returns to stockholders.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
AMONG ROSS STORES, INC., S&P 500 INDEX AND S&P RETAIL COMPOSITE INDEX

		INDEXED RETURNS YEARS ENDING

Company / Index	Base Period January 2001	January 2002	January 2003	January 2004	January 2005	January 2006

ROSS STORES INC	100	160	173	248	256	264
S&P 500 INDEX	100	84	65	87	92	102
S&P 500 RETAILING	100	107	76	113	132	141

Compensation of Directors

During the 2005 fiscal year, directors who were not employees of the Company (“non-employee directors”) received an annual retainer fee of $35,000  (paid quarterly), plus $1,000 for attendance at each Board meeting and $2,000  for attendance at each meeting of the Audit Committee or Compensation Committee of the Board and $1,000 for attendance at each meeting of the Nominating Committee.  In addition, the Chairman of the Audit Committee and the Chairman of the Compensation Committee received additional annual retainers of $44,000  and $10,000, respectively.  The Nominating Committee met one time in 2005; the Compensation Committee met four times in 2005; and the Audit Committee met eleven times in 2005.

For the 2006 fiscal year, non-employee directors will receive an annual retainer of $36,000 (paid quarterly), plus $1,000 for attendance at each Board meeting.  Audit and Compensation Committee members will receive $2,000 for attendance at each committee meeting.  Nominating Committee members will receive $1,000 for attendance at each committee meeting.  If more than one committee meeting is held on the same day, each committee member receives payment for only one committee meeting. In addition, the Chairman of the Audit Committee and the Chairman of the Compensation Committee will receive additional annual retainers of $44,000 and $10,000, respectively.  Travel expenses are reimbursed.

Non-employee directors are eligible to receive stock options granted automatically under the terms of the Company’s 2004 Equity Incentive Plan.  The 2004 Equity Incentive Plan provides that new directors, upon joining the Board, receive an initial option, determined by a formula, for a number of shares equal to $300,000 divided by the then current market price per share.  The formula has a base amount of $300,000, which will increase 3% each fiscal year beginning in 2006.  In addition, the 2004 Equity Incentive Plan provided for the grant of an option to purchase 8,000 shares on May 20, 2004, to each incumbent non-employee director, followed by annual options, determined by formula, for a number of shares equal to $250,000 divided by the then current market price per share on the date of the annual stockholders meeting in 2005.  The formula has a base amount of $250,000 to be increased by 3% each fiscal year beginning in 2006 (i.e., this amount will be $257,500 for the May 18, 2006 option grants).  During fiscal 2005, each of Ms. Garrett and Messrs. Bjorklund, Bush, Ferber, Moldaw, Orban, and Seiler were granted options to purchase 9,029 shares of common stock under the 2004 Equity Incentive Plan on May 19, 2005, with an exercise price of $27.69, which was the closing price of the Company’s common stock as reported on the NASDAQ National Market on that date.

Norman A. Ferber.  Mr. Ferber receives certain compensation pursuant to an Independent Contractor Consultancy Agreement (“Consultancy Agreement”) with the Company that originally became effective February 1, 2000 and most recently was amended effective February 1, 2006.  The agreement currently extends through January 31, 2009 (“Consultancy Termination Date”).  While he serves as a consultant to the Company, Mr. Ferber receives a consulting fee of $1,100,000 annually, paid in monthly installments, and has voluntarily declined the annual retainer and meeting fees otherwise payable to non-employee directors.  Mr. Ferber has continued to receive stock option grants under the 2004 Equity Incentive Plan and predecessor plans.  As amended, the Consultancy Agreement will terminate in the event of Mr. Ferber’s death, and the Company has agreed to reimburse Mr. Ferber up to $23,282 (which includes a gross-up amount for applicable income taxes) for estimated premiums, from 2006 through the Consultancy Termination Date, on a life insurance policy for Mr. Ferber with a death benefit of $2,000,000.

In the event there is a change in control of the Company, Mr. Ferber would be entitled to continued payment of his then current consulting fee through the Consultancy Termination Date or any extension thereof.  In the event that Mr. Ferber provides consulting services in connection with a change in control, he will receive a single payment of $1,500,000 upon the consummation of the transaction even if the consummation occurs after the Consultancy Termination Date or any extension thereof.  Further, he would be reimbursed for any excise taxes he pays pursuant to Internal Revenue Code Section 4999.

Additionally, effective February 1, 2000 the Company entered into a Retirement Benefit Package Agreement (“Benefit Agreement”) with Mr. Ferber.  The Benefit Agreement provides that the Company, or its successor, will provide at no cost to Mr. Ferber, health and other benefits under the Company’s plans for Mr. Ferber and his immediate family until the death of both Mr. Ferber and his spouse.  In addition, the Company will provide all other employee benefits typically offered to executive officers until the death of Mr. Ferber and his spouse.  The agreement further states that if, as a result of Mr. Ferber’s status as a consultant to the Company, he is ineligible to participate in any of the Company’s employee benefit plans, the payments made under this Benefit Agreement shall be increased to enable Mr. Ferber to procure (to the extent available) such benefits at no additional after tax cost to him.  In addition, the Benefit Agreement states that the Company will provide administrative support for Mr. Ferber as long as he serves as a member of the Company’s Board of Directors.

Stuart G. Moldaw.  In addition to compensation received as a non-employee Board member, Mr. Moldaw receives certain compensation and benefits pursuant to an agreement with the Company that provides for administrative support and an annual fee of $100,000 for his services as a consultant to the Company through March 2008.  During 2005 the Company also maintained a split dollar life insurance policy, with a face value of $3.5 million.  No premiums were paid on the policy during fiscal 2005, as it is fully funded, and the Company does not currently expect to make future premium payments.  The Company also pays the premiums for an executive medical insurance policy for Mr. Moldaw and his spouse.  (See also “Certain Transactions.”)

Compensation Committee Interlocks and Insider Participation

Mr. Orban and Mr. Bjorklund served on the Compensation Committee of the Board of Directors for the past fiscal year.  There are no interlocking relationships between officers of the Company and members of the Compensation Committee.

Employment Contracts, Termination of Employment and Change in Control
Arrangements

Michael Balmuth. The Company and Michael Balmuth, Vice Chairman of the Board, President and Chief Executive Officer, entered into an employment agreement on May 31, 2001 that was most recently amended effective May 18, 2005.  The current term runs through January 29, 2009.  Upon notice from Mr. Balmuth at specified times, the Board will consider extending the term of the employment agreement for successive two-year periods.  The employment agreement provides that Mr. Balmuth will receive an annual salary of not less than $938,000, subject to annual increases as part of the Company’s annual review process.  In the event that (i) Mr. Balmuth’s employment involuntarily terminates due to disability; (ii) the Company terminates his employment without cause; or (iii) he resigns for good reason, Mr. Balmuth would be entitled to continued payment of his then current salary, including an annual bonus, through the remaining term of the employment agreement; all stock options held by Mr. Balmuth would become fully vested; and he would be entitled to certain restricted shares which would be vested pro rata as of the date of his termination based upon vesting in equal monthly installments from the date of grant.  In the event Mr. Balmuth resigns voluntarily, other than for good reason, or his employment is terminated for cause, he would be entitled to payment of salary through the termination date and any bonus that was fully earned prior to the termination date; vesting of stock options would cease as of the termination date; and any unvested restricted stock would be automatically reacquired by the Company.  In addition, the Company will provide at no cost to Mr. Balmuth and his spouse health and other benefits under the Company’s benefit plans until their respective deaths, contingent upon Mr. Balmuth remaining employed by the Company through January 29, 2009, unless his termination occurs due to disability, or is without good cause or for good reason.

In the event there is a change in control of the Company, the term of the employment agreement will continue until the later of (a) the Remaining Term (as defined below) or (b) the expiration of any extension to the employment agreement.  Mr. Balmuth would be entitled to continued payment of his then current salary and annual bonus.  In addition to these payments, Mr. Balmuth would receive $1,500,000 per year payable with his salary for two years after the effective date of the change in control (“Remaining Term”).  Further, all restricted stock held by Mr. Balmuth would become fully vested.  All unvested stock options would either be assumed by the acquiring or successor corporation or become fully vested as described below.  If within one year following a change in control of the Company, Mr. Balmuth’s employment is terminated either by the Company without cause or he resigns for good reason, in addition to those compensation benefits listed above, Mr. Balmuth would be entitled to a lump sum payment equal to the product of (a) the sum of (i) his then current salary plus (ii) the greater of the most recent bonus paid to him or the target bonus for the fiscal year in which such termination occurs, and (b) the greater of two or the number of years remaining under the term of his employment agreement.  Additionally, in both of the above situations, he would be reimbursed for any excise taxes he pays pursuant to Internal Revenue Code Section 4999.

Lisa Panattoni.  The Company entered into an employment agreement with Lisa Panattoni, Executive Vice President, Merchandising, effective January 3, 2005 that was most recently amended effective October 6, 2005.  The current term extends through March 31, 2009.  The agreement provides that Ms. Panattoni will receive an annual salary of not less than $560,000, subject to annual increases as part of the Company’s annual review process, with an initial signing bonus of $1,500,000 paid within thirty days of her employment.  The agreement also provides for a guaranteed bonus of $500,000 for fiscal 2005 to be paid in March 2006.  In the event that (i) her employment involuntarily terminates due to disability; (ii) the Company terminates her employment without cause; or (iii) she resigns for good reason, she would be entitled to continued payment of her then current salary, including an annual bonus, through the remaining term of the employment agreement, and all stock options held by her would become fully vested.  She also would be entitled to certain restricted shares which would be vested pro rata as of the date of her termination based upon vesting in equal monthly installments from the date of grant.

Barry S. Gluck.  The Company entered into an employment agreement with Barry S. Gluck, Executive Vice President of Merchandising, Marketing and Planning and Allocation, effective February 7, 2005, which extends through March 31, 2009.  The agreement provides that Mr. Gluck will receive an annual salary of not less than $585,000, subject to annual increases as part of the Company’s annual review process.  In the event that (i) his employment involuntarily terminates due to disability; (ii) the Company terminates his employment without cause; or (iii) he resigns for good reason, he would be entitled to continued payment of his then current salary, including an annual bonus, through the remaining term of the employment agreement, and all stock options held by him would become fully vested.  He also would be entitled to certain restricted shares which would be vested pro rata as of the date of his termination based upon vesting in equal monthly installments from the date of grant.

Barbara Levy.  The Company entered into an employment agreement with Barbara Levy, Executive Vice President, Merchandising, effective February 7, 2005, which extends through March 31, 2009.  The agreement provides that Ms. Levy will receive an annual salary of not less than $585,000, subject to annual increases as part of the Company’s annual review process.  In the event that (i) her employment involuntarily terminates due to disability; (ii) the Company terminates her employment without cause; or (iii) she resigns for good reason, she would be entitled to continued payment of her then current salary, including an annual bonus, through the remaining term of the employment agreement, and all stock options held by her would become fully vested.  She also would be entitled to certain restricted shares which would be vested pro rata as of the date of her termination based upon vesting in equal monthly installments from the date of grant.

Barbara Rentler.  The Company entered into an employment agreement with Barbara Rentler, Executive Vice President and Chief Merchandising Officer of dd’s DISCOUNTS, effective February 7, 2005, which extends through March 31, 2009.  The agreement provides that Ms. Rentler will receive an annual salary of not less than $575,000, subject to annual increases as part of the Company’s annual review process.  In the event that (i) her employment involuntarily terminates due to disability; (ii) the Company terminates her employment without cause; or (iii) she resigns for good reason, she would be entitled to continued payment of her then current salary, including an annual bonus, through the remaining term of the employment agreement, and all stock options held by her would become fully vested.  She also would be entitled to certain restricted shares which would be vested pro rata as of the date of her termination based upon vesting in equal monthly installments from the date of grant.

The employment agreements for Ms. Panattoni, Mr. Gluck, Ms. Levy and Ms. Rentler also provide that in the event there is a change in control of the Company, the term of the employment agreement will continue until the later of (a) the Remaining Term (as defined below) or (b) the expiration of any extension to the employment agreement.  The officer would be entitled to continued payment of his or her then current salary and annual bonus.  In addition to these payments, Ms. Panattoni, Mr. Gluck, Ms. Levy and Ms. Rentler would each receive $750,000 per year, payable with his or her salary for two years after the effective date of the change in control (“Remaining Term”).  Further, all restricted stock held by these officers would become fully vested. All unvested stock options would either be assumed by the acquiring or successor corporation or become fully vested as described below.  If within one year following a change in control of the Company, the officer’s employment is terminated either by the Company without cause or he or she resigns for good reason, the officer would be entitled to a lump sum payment equal to the product of (a) the sum of (i) his or her then current salary plus (ii) the greater of the most recent bonus paid to him or her or the target bonus for the fiscal year in which such termination occurs, and (b) the greater of two or the number of years remaining under the terms of his or her employment agreement.  In addition, the officer would be entitled to continuation of health and estate planning benefits for two years following his or her termination.  Additionally, in both of the above situations, the officer would be reimbursed for any excise taxes he or she pays pursuant to Internal Revenue Code Section 4999.

Participants in the Restricted Stock Plan and Option Plans.  Under the terms of the individual agreements for each participant in the Company’s Restricted Stock Plan and Option Plans, each employee, including executive officers, is entitled only to those shares vested as of the date of termination.  However, the Company’s Board of Directors generally has the discretion to accelerate vesting or change other terms of an outstanding agreement.  In the event of certain merger or acquisition transactions which result in a change in control of the  Company, any unvested shares of restricted stock automatically become vested shares, and the Company’s Board of Directors must either accelerate vesting of all outstanding stock options or arrange for the options to be assumed by the acquiring or successor corporation.

Certain Transactions

On August 11, 2000, the Company made an interest-free relocation loan of $2.5 million to James C. Peters, former President and Chief Operating Officer, that was secured by a deed of trust on his principal residence.  In February 2005, Mr. Peters resigned from the Company.  Pursuant to the loan terms, all outstanding principal under the loan was repaid within 120 days following Mr. Peters’ termination of employment with the Company.

The Company maintains consulting and benefits agreements with Mr. Ferber, its Chairman of the Board.  The Company also maintains a consulting agreement with Mr. Moldaw, its Chairman Emeritus.  Further details are disclosed under “Compensation of Directors.”

The Company paid $0.1 million, $1.6 million, and $4.0 million for children’s apparel purchases at fair market value from The Gymboree Corporation in fiscal 2005, 2004, and 2003.  Stuart G. Moldaw, a director and Chairman Emeritus of the Company, is also a director and Chairman Emeritus of The Gymboree Corporation.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and holders of more than 10% of the common stock to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of Company common stock.  The Company believes that during fiscal 2005, its executive officers, directors and 10% stockholders complied with all Section 16(a) filing requirements.

PROPOSAL 1
ELECT CLASS II DIRECTORS

If elected, each nominee will hold office for a three-year term or until his or her successor is elected and qualified unless he or she resigns or his or her office becomes vacant by death, removal, or other cause in accordance with the Bylaws of the Company.  Management knows of no reason why any of these nominees should be unable or unwilling to serve, but if any nominee(s) should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person(s) for the office of director as the Nominating Committee may recommend in the place of such nominee(s).

Vote Required and Board of Directors’ Recommendation

The plurality of the votes cast by the holders of shares of common stock present or represented by proxy and voting at the Annual Meeting will determine the election of the directors.  Therefore, the three nominees receiving the highest number of votes will be elected.  Abstentions and broker non-votes will be counted as present in determining if a quorum is present but will not affect the election of directors.

The Board of Directors unanimously recommends that the stockholders vote FOR the three Class II nominees listed under
“Information Regarding Nominees and Incumbent Directors.”

PROPOSAL 2
APPROVE THE COMPANY’S SECOND AMENDED AND RESTATED
INCENTIVE COMPENSATION PLAN

Background

The stockholders are asked to approve the Company’s Second Amended and Restated Ross Stores, Inc. Incentive Compensation Plan (the “Amended Plan”).  At the recommendation of the Compensation Committee, the Board of Directors adopted the Amended Plan on March 16, 2006, subject to stockholder approval. The Amended Plan further amends the Amended and Restated Incentive Compensation Plan (the “Prior Plan”), which was approved by the stockholders at the 2001 Annual Meeting of Stockholders.  If the stockholders approve the Amended Plan, it will become effective on the date of the Annual Meeting, and awards outstanding under the Prior Plan will be treated as having been granted under the Amended Plan and will be subject to its terms.

The Amended Plan is designed to provide members of the Company’s management and certain key employees with financial incentives to meet or exceed pre-determined corporate goals.  As further described below, while the Prior Plan authorized only annual awards based solely on the achievement of a pre-tax earnings goal, the scope of the Amended Plan has been expanded to permit awards with longer time horizons and performance goals based on one or more measures of financial and operational performance measures.

Compensation paid to certain executive officers under the Amended Plan is intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code. Section 162(m) generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer or to any of the four other most highly compensated officers of a publicly held corporation (the “covered employees”). However, certain types of compensation, including performance-based compensation, are generally exempt from this limit. To enable the Company to continue to provide incentive compensation to its covered employees that qualifies for full federal income tax deductibility, the Amended Plan is being submitted to stockholders for their approval. By approving the Amended Plan, the stockholders will be approving, among other things, the participant eligibility requirements, the performance criteria on which incentive awards are based and the maximum dollar amount of compensation that may be paid to any participant under the Amended Plan for each fiscal year contained in the performance period applicable to an incentive award. If the stockholders do not approve the Amended Plan, compensation that otherwise would have been paid to covered employees under the Amended Plan will not be paid.

Vote Required

The affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting is required for approval of this proposal. Abstentions will be counted as present in determining if a quorum is present and will be counted as if voted against this proposal.  Broker non-votes will be counted as present in determining if a quorum is present but will have no effect on this proposal.

The Board of Directors unanimously recommends that the stockholders vote FOR approval of the Second Amended and Restated Incentive Compensation Plan.

Summary of the Amended Plan

The following summary of the Amended Plan is qualified in its entirety by the specific language of the Amended Plan. Copies of the Amended Plan are available to any stockholder upon request addressed to Investor Relations, Ross Stores, Inc., 4440 Rosewood Drive, Pleasanton, California 94588-3050. The Amended Plan may also be viewed without charge on the Securities and Exchange Commission website at www.sec.gov.

Administration.  The Amended Plan generally will be administered by the Compensation Committee or other committee of the Board of Directors or, in the absence of such committee, by the Board of Directors. In the case of awards granted to covered employees, the Amended Plan must be administered by a committee comprised solely of two or more “outside directors” within the meaning of Section 162(m). The Compensation Committee may delegate to the Chief Executive Officer of the Company the authority to grant awards under the Plan to eligible employees who are not executive officers of the Company, subject to the provisions of the Plan and guidelines established by the Compensation Committee. For purposes of the Amended Plan, an “executive officer” means a person who, on the last day of a fiscal year, is the Chief Executive Officer, President, an Executive Vice President or Senior Vice President of the Company. For purposes of this summary, the term “Committee” will refer to the Compensation Committee or other duly appointed committee, the Board of Directors or the Chief Executive Officer to the extent of any authority delegated by the Compensation Committee.

Subject to the provisions of the Amended Plan, the Committee determines in its discretion the persons to whom and the times at which awards are granted and all of their terms and conditions. The Committee may, subject to certain limitations on the exercise of its discretion required by Section 162(m), amend any award or waive any restrictions or conditions applicable to any award. The Amended Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the Amended Plan. The Committee will interpret the Amended Plan and awards granted thereunder, and all determinations of the Committee will be final and binding on all persons having an interest in the Plan or any award.

Eligibility.  Awards may be granted under the Amended Plan to employees of Ross Stores, Inc., or any of its subsidiaries or other affiliated entities, who are managers or key employees designated by the Committee as participants. The Prior Plan limited participation solely to employees of Ross Stores, Inc. During the fiscal year ended January 28, 2006, a total of 1,503 employees would have been eligible to participate in the Amended Plan had it then been in effect.

Grant of Awards.  The Committee may grant awards under the Amended Plan subject to such conditions and the attainment of such performance goals over such performance periods as the Committee determines in writing. However, no award may be granted under the Amended Plan that would enable a participant to receive more than $4 million for each fiscal year contained in the performance period applicable to the award. Under the Prior Plan, the performance period applicable to each award was fixed as the Company’s fiscal year and the maximum payment that could be received under an award was $1,522,000.

Prior to the beginning of the applicable performance period or such later date as permitted under Section 162(m), the Committee will establish one or more performance goals applicable to the award and the formula providing the basis for computing the value of the award at one or more target levels of attainment of the applicable performance goals at the end of the performance period. Performance goals will be based on the attainment of specified target levels with respect to one or more measures of business or financial performance of the Company and each subsidiary or other affiliate consolidated with the Company for financial reporting purposes, or such division or business unit as may be selected by the Committee. The Committee may base performance goals on one or more of the following measures of performance: revenue; sales; expenses; operating income; gross margin; operating margin; earnings before stock-based compensation expense, interest, taxes, depreciation and/or amortization; pre-tax profit; net operating income; net income; economic value added; free cash flow; operating cash flow; stock price; earnings per share; return on stockholder equity; return on capital; return on net assets; return on investment; employee retention; market share; customer satisfaction; completion of an identified special project; and completion of a joint venture or other corporate transaction.  Under the Prior Plan, the sole measure of performance was Company pre-tax earnings.

The target levels with respect to performance measures may be expressed on an absolute basis or relative to an index, budget or other a standard specified by the Committee.  The degree of attainment of performance measures will be calculated in accordance with generally accepted accounting principles, but prior to the accrual or payment of any performance award for the same performance period, and, according to criteria established by the Committee, excluding the effect (whether positive or negative) of changes in accounting standards or any extraordinary, unusual or nonrecurring item occurring after the establishment of the performance goals applicable to an award.

Payment of Awards.  Following completion of the applicable performance period, the Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be paid to participants. The Committee retains the discretion to adjust the amount that would otherwise be payable on the basis of the performance goals attained to a participant who is not an executive officer to reflect the participant’s individual job performance or other factors determined by the Committee. If the threshold level of performance goal attainment required for payment of awards having a performance period consisting of a fiscal year is not achieved, but the Company is profitable for the fiscal year, those participants (excluding executive officers) who receive an individual performance rating of “exceptional” will be eligible, at the discretion of the Committee, to be paid the amount that would otherwise have been payable had 100% of the applicable performance goals been achieved and had the individual received a performance rating of “good.” Unless otherwise required by law or Company policy, the award value otherwise payable to a participant who has taken an approved leave of absence in excess of 30 days during one or more fiscal years contained in the applicable performance period will be prorated. The final value of all awards under the Amended Plan is paid in cash.

Except in the event of a change in control of the Company as described below, a participant whose employment terminates for any reason prior to the date of payment of the participant’s award under the Amended Plan will immediately forfeit the award and be entitled to no payment.  Under the Prior Plan, a participant whose employment terminated prior to the end of the performance period due to death, disability or involuntary termination other than for cause was entitled to receive a pro rata portion of the award payment that the participant would have otherwise received.

Change in Control.  Except as otherwise provided in an agreement between a participant and the Company, in the event of a change in control of the Company and provided that the participant’s employment has not terminated prior to the date of the change in control, the participant’s award under the Amended Plan will become payable in an amount determined as if 100% of the applicable performance goals had been attained for the performance period, prorated, however, for the period of the participant’s service during the performance period prior to the change in control. For this purpose, a change in control occurs upon (a) a “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), other than an employee benefit plan or a corporation owned by the Company’s stockholders in the same proportion as their ownership of company stock, becoming the direct or indirect beneficial owner of more than 50% of the Company’s voting stock, or (b) the occurrence of any of the following events upon which the stockholders of the Company immediately before the event do not retain immediately after the event direct or indirect beneficial ownership of more than 50% of the total combined voting power of the outstanding voting stock of the Company, its successor or the entity to which the assets of the Company were transferred: (i) a sale or exchange by the stockholders in a single or series of related transactions of more than 50% of the Company’s voting stock, (ii) a merger or consolidation in which the Company is a party, or (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

Termination or Amendment.  The Compensation Committee may terminate or amend the Amended Plan at any time; subject, however, to any stockholder approval required in order to continue to qualify amounts paid under the Amended Plan as performance-based compensation under Section 162(m).

Pro Forma Benefits Under Amended Plan

Awards that may be granted in future years under the Amended Plan are determined at the discretion of the Committee and accordingly are not presently determinable. The following table sets forth the amounts that will become payable under the Amended Plan if it is approved by the stockholders for awards granted by the Compensation Committee having a fiscal year performance period ending February 3, 2007, assuming that the applicable performance goals are attained at a level equal to 100% of target. Non-employee directors are not eligible to participate in the Company’s Amended Plan.

Name & Position	Dollar Value

Michael Balmuth, Vice Chairman, President & Chief Executive Officer	$728,120
Lisa Panattoni, Executive Vice President, Merchandising	$353,194
Barry Gluck, Executive Vice President, Merchandising, Marketing and Planning & Allocation	$393,559
Barbara Levy, Executive Vice President, Merchandising	$393,559
Barbara Rentler, Executive Vice President, Chief Merchandising Officer, dd’s DISCOUNTS	$386,829
Executive officers as a group (18 persons, including the above)	$5,863,109
Eligible employees as a group (1,485 persons, excluding executive officers)	$24,484,039

PROPOSAL 3
RATIFY THE APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s Audit Committee has appointed Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending February 3, 2007.  It is anticipated that a representative of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if he or she so desires.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the shares of common stock present or represented by proxy and voting at the Annual Meeting is required for approval of this proposal.  Abstentions and broker non-votes each will be counted as present in determining if a quorum is present, but will not be counted as having been voted on this proposal.

The Board of Directors unanimously recommends that the stockholders vote FOR approval of the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 3, 2007.

PROXY SOLICITATION

The cost of distribution of materials and solicitation of proxies will be borne by the Company. The Company has retained D. F. King & Co., Inc. to assist in the distribution of materials and in soliciting proxies by mail, telephone and personal interview for a fee of approximately $6,000 plus expenses.  Management may use the services of its directors, officers and others to solicit proxies, personally or by telephone.  Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the only business which management intends to present or knows that others will present at the Annual Meeting is as set forth above.  If any other matter or matters are properly brought before the Annual Meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying Proxy to vote the Proxy on such matters in accordance with their best judgment.

STOCKHOLDER PROPOSALS TO BE PRESENTED
AT NEXT ANNUAL MEETING

Proposals of stockholders intended to be presented at the next Annual Meeting of stockholders of the Company (1) must be received by the Company at its offices at 4440 Rosewood Drive, Pleasanton, California 94588-3050 no later than December 18, 2006 and (2) must satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company’s Proxy Statement for that meeting.

By Order of the Board of Directors,

John G. Call
Corporate Secretary
Dated: April 17, 2006

SECOND AMENDED AND RESTATED
ROSS STORES, INC.
INCENTIVE COMPENSATION PLAN

(As Amended Effective May 18, 2006)

          1.          ESTABLISHMENT, PURPOSE, TERM OF PLAN.

                       1.1          Establishment.  The Amended and Restated Ross Stores, Inc. Incentive Compensation Plan is hereby amended and restated in its entirety as the Second Amended and Restated Ross Stores, Inc. Incentive Compensation Plan (the “Plan”) effective as of May 18, 2006, the date of its approval by the stockholders of the Company (the “Effective Date”).

                       1.2          Purpose.  The purposes of the Plan is to advance the interests of the Company and its stockholders by providing an incentive to management and other key employees of the Company to meet or exceed pre-established, corporate and individual performance goals.

                       1.3          Term of Plan.  The Plan shall continue in effect until its termination by the Committee.

                       2.            DEFINITIONS ANDCONSTRUCTION.

                       2.1          Definitions.  Whenever used herein, the following terms shall have their respective meanings set forth below:

                                      (a)          “Affiliate” means (i) an entity that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) an entity that is controlled by the Company directly or indirectly through one or more intermediary entities.  For this purpose, the term “control” (including the term “controlled by”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the relevant entity, whether through the ownership of voting securities, by contract or otherwise.

                                      (b)          “Award” means an incentive award granted under the Plan.

                                      (c)          “Award Formula” means, for any Award, a formula or table established by the Committee which provides the basis for computing the value of the Award at one or more threshold levels of attainment of the applicable Performance Goal(s) as of the end of the applicable Performance Period.

                                      (d)          “Board” means the Board of Directors of the Company.

                                      (e)          “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations or administrative guidelines promulgated thereunder.

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                                      (f)          “Change in Control” means the occurrence of any of the following:

                                                    (i)           any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than (1) a trustee or other fiduciary holding stock of the Company under an employee benefit plan of a Participating Company or (2) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of stock of the Company representing more than fifty percent (50%) of the total combined voting power of the Company’s then-outstanding voting stock; or

                                                    (ii)          an Ownership Change Event or a series of related Ownership Change Events (collectively, a “Transaction”) wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or, in the event of a sale of assets, of the corporation or corporations to which the assets of the Company were transferred (the “Transferee Corporation(s)”).

For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations.  The Board shall have the right to determine whether multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

                                      (g)          “Committee” means the Compensation Committee or other committee of one or more members of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board.  If no committee of the Board has been appointed to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

                                      (h)          “Company” means Ross Stores, Inc., a Delaware corporation, or any successor corporation thereto.

                                      (i)            “Covered Employee” means any Employee who is or may become a “covered employee” as defined in Section 162(m), or any successor statute, and who is designated, either as an individual Employee or a member of a class of Employees, by the Committee no later than the earlier of (i) the date ninety (90) days after the beginning of the applicable Performance Period, or (ii) the date on which twenty-five percent (25%) of the Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.

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                                      (j)          “Employee” means any person treated as an employee (including an officer or a member of the Board who is also treated as an employee) in the records of a Participating Company.

                                      (k)          “Executive Officer” mean a person who, on the last day of a Fiscal Year, is then serving as the Chief Executive Officer, the President, an Executive Vice President or a Senior Vice President of the Company.

                                      (l)          “Fiscal Year” means a fiscal year of the Company.

                                      (m)          “Outside Director” means a member of the Board who (i) is not a current employee of the Company or a member of an affiliated group of corporations within the meaning of Section 162(m) (together with the Company, the “Affiliated Group”); (ii) is not a former employee of the Affiliated Group who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year; (iii) has not been an officer of the Affiliated Group; and (iv) does not receive remuneration within the meaning of Section 162(m) from the Affiliated Group, either directly or indirectly, in any capacity other than as a member of the Board.

                                      (n)          “Ownership Change Event” means the occurrence of any of the following with respect to the Company:  (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

                                      (o)         “Participant” means any eligible person who has been granted one or more Awards.

                                      (p)         “Participating Company” means the Company or any Affiliate.

                                      (q)         “Performance-Based Compensation” means compensation under an Award that satisfies the requirements of Section 162(m) for certain performance-based compensation paid to Covered Employees.

                                      (r)          “Performance Goal” means a performance goal established by the Committee pursuant to Section 5.1.

                                      (s)          “Performance Measure” means a measure of business or financial performance described in Section 5.2.

                                      (t)          “Performance Period” means a period established by the Committee pursuant to Section 5.1 at the end of which one or more Performance Goals are to be measured.

                                      (u)         “Performance Targets” mean levels of attainment with respect to one or more Performance Measures, as described in Section 5.2.

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                                      (v)         “Section 162(m)” means Section 162(m) of the Code.

                                      (w)        “Section 409A” means Section Section 409A of the Code.

                                      (x)         “Service” means a Participant’s employment with a Participating Company in the capacity of an Employee.  A Participant’s Service shall be deemed to have terminated if the Participant ceases to be an Employee, even if the Participant continues to render service to a Participating Company in a capacity other than as an Employee.  A Participant’s Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company.  Subject to the foregoing, the Company, in its discretion, shall determine whether a Participant’s Service has terminated and the effective date of such termination.

                                      (y)          “Short-Term Deferral Period” means the period ending on the later of (i) the 15th day of the third month following the end of the Participant’s first taxable year in which the applicable Award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Company’s first taxable year in which the applicable Award is no longer subject to a substantial risk of forfeiture.  For this purpose, the term “substantial risk of forfeiture” shall have the meaning set forth in any applicable U.S. Treasury Regulations or other applicable guidance promulgated pursuant to Section 409A.

                      2.2          Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

          3.         ADMINISTRATION.

                      3.1          Administration by the Committee.  The Plan shall be administered by the Committee.  All questions of interpretation of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award.

                      3.2          Administration in Compliance with Section 162(m).  The Board shall establish a Committee of composed solely of two or more Outside Directors to administer the Plan with respect to any Award granted to a Covered Employee which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

                      3.3          Authority of Officers.  Any Executive Officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Executive Officer has apparent authority with respect to such matter, right, obligation, determination or election.  The Committee may, in its discretion, delegate to the Chief Executive Officer of the Company the authority to grant one or more Awards to any eligible Employee, other than a person who, at the time of such grant, is an Executive Officer and to otherwise exercise the powers of the Committee as set forth in Section 3.4 with respect to such Awards without further approval of the Committee, provided that each such Award shall conform to the provisions of the Plan and such other guidelines as shall be established from time to time by the Committee.

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                      3.4          Powers of the Committee.  In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

                                      (a)          to determine the persons to whom, and the time or times at which Awards shall be granted;

                                      (b)          to determine the Award Formula, Performance Measure(s), Performance Targets, Performance Period, Performance Goal(s) and all other terms, conditions and restrictions applicable to each Award (which need not be identical) and the extent to which such Performance Goal(s) have been attained;

                                      (c)          to amend, modify or adjust any Award or Award Formula or to waive any restrictions or conditions applicable to any Award;

                                      (d)          to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Awards; and

                                      (e)          to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

                      3.5          Indemnification.  In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Company, members of the Board and any officers or employees of the Company to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

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          4.         ELIGIBILITY AND AWARD LIMITATION.

                      4.1          Persons Eligible for Awards.  Awards may be granted only to Employees who are managers or key employees of a Participating Company and who are designated as Participants by the Committee.  No person whose Service commences or recommences after October 31 of any Fiscal Year shall be eligible to be granted an Award with respect to such Fiscal Year.

                      4.2          Maximum Award.  No Participant may be granted an Award which would result in the Participant receiving in settlement of the Award for each Fiscal Year contained in the Performance Period for such Award an amount in excess of $4,000,000.

          5.         GRANT OF AWARDS.

                      Subject to the provisions of the Plan, the Committee, at any time and from time to time, may grant Awards in such amounts and upon such conditions as it shall determine, subject to the following:

                      5.1          Establishment of Performance Period, Performance Goals and Award Formula.  In granting each Award, the Committee shall establish in writing the applicable Performance Period, Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Award Formula the final value of the Award to be paid to the Participant.  The Committee may, in its discretion, establish different Award Formulas applicable to different classes, categories, positions or organizational levels of Participants or to individual Participants.  In establishing the Performance Periods, Performance Goals and Award Formulas, the Committee shall take into account the recommendations of the Management Committee of the Company.  Unless otherwise permitted in compliance with the requirements under Section 162(m) with respect to each Award intended to result in the payment of Performance-Based Compensation, the Committee shall establish the applicable Performance Period, Performance Goal(s) and Award Formula no later than the earlier of (a) the date ninety (90) days after the commencement of the Performance Period or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goal(s) remains substantially uncertain.  Once established, the Performance Goal(s) and Award Formula applicable and Award granted to a Covered Employee shall not be changed.

                      5.2          Measurement of Performance Goals.  The Committee shall establish Performance Goals on the basis of Performance Targets to be attained with respect to one or more Performance Measures, subject to the following:

                                      (a)          Performance Measures.  Performance Measures shall have the same meanings as used in the Company’s financial statements, or, if such terms are not used in the Company’s financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Company’s industry.  Performance Measures shall be calculated with respect to the Company and each Affiliate consolidated therewith for financial reporting purposes or such division or other business unit as may be

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selected by the Committee.  For purposes of the Plan, the Performance Measures applicable to an Award shall be calculated in accordance with generally accepted accounting principles, but prior to the accrual or payment of any Award for the same Performance Period and excluding the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Award.  Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Participant’s rights with respect to an Award.  Performance Measures may be one or more of the following, as determined by the Committee:

                                                     (i)          revenue;

                                                     (ii)        sales;

                                                     (iii)       expenses;

                                                     (iv)       operating income;

                                                     (v)        gross margin;

                                                     (vi)       operating margin;

                                                     (vii)      earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization;

                                                     (viii)      pre-tax profit;

                                                     (ix)        net operating income;

                                                     (x)         net income;

                                                     (xi)        economic value added;

                                                     (xii)       free cash flow;

                                                     (xiii)      operating cash flow;

                                                     (xiv)      stock price;

                                                     (xv)       earnings per share;

                                                     (xvi)      return on stockholder equity;

                                                     (xvii)     return on capital;

                                                     (xviii)    return on assets;

                                                     (xix)      return on investment;

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                                                     (xx)            employee retention;

                                                     (xxi)           market share;

                                                     (xxii)          customer satisfaction;

                                                     (xxiii)         completion of an identified special project; and

                                                     (xxiv)         completion of a joint venture or other corporate transaction.

                                       (b)          Performance Targets.  Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of an Award determined under the applicable Award Formula by the level attained during the applicable Performance Period.  A Performance Target may be stated as an absolute value or as a value determined relative to an index, budget or other standard selected by the Committee.

                       5.3          Discretionary Adjustment of Award Formulas.  In its discretion, the Committee may, either at the time it grants an Award or at any time thereafter, provide for the adjustment of the Award Formula applicable to an Award granted to any Participant who is not an Executive Officer or otherwise a Covered Employee to reflect such Participant’s individual performance in his or her position with a Participating Company or such other factors as the Committee may determine.  However, once established in accordance with Section 5.1, the Committee shall have no discretion to alter an Award Formula applicable to any Award granted to an Executive Officer or Covered Employee.

                       5.4          New or Promoted Employees.  Any Award granted by the Committee to an Employee who becomes eligible to participate in the Plan following the commencement of a Fiscal Year, whether as a result of hiring or promotion, shall provide for an Award Formula prorated on the basis the length of the Fiscal Year remaining from the date on which the Employee becomes eligible to participate.  If a Participant previously granted an Award for a Fiscal Year is promoted to a position within a category of Participants for which the Committee has established a more favorable Award Formula, the more favorable Award Formula shall be applied on a pro rata basis to that portion of the Fiscal Year remaining from the date of the Employee’s promotion, and the original Award Formula shall be applied on a pro rata basis to that portion of the Fiscal Year preceding the date of promotion.  Notwithstanding the foregoing, no discretionary adjustment pursuant to Section 5.3 or Section 6.2 may be made to any Award held by a Participant who is promoted to a position of an Executive Officer or Covered Employee following the commencement of a Fiscal Year.

                       5.5          Notice to Participants.  The Company shall notify each Participant of the terms of the Award granted to him or her, including the Performance Period, Performance Goal(s) and Award Formula.

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          6.          SETTLEMENT OF AWARDS.

                       6.1          Determination of Final Award Values.  As soon as practicable following the completion of the Performance Period applicable to each Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Award Formula.  Except as provided in Section 6.2, the Committee shall have no discretion to increase the value of an Award payable upon its settlement in excess of the amount called for by the terms of the applicable Award Formula on the basis of the degree of attainment of the Performance Goals as certified by the Committee.

                       6.2          Adjustment for Exceptional Individual Performance.  In the event that the Performance Goals are not attained under an Award having a Performance Period consisting of a Fiscal Year, as a result of which no amount would otherwise be payable on the basis of the Award Formula applicable to such Award, but the Company is profitable for such Fiscal Year in the judgment of the Committee, a Participant granted such Award who is not an Executive Officer or otherwise a Covered Employee and who has received an individual performance appraisal rating of “exceptional” shall be eligible, at the discretion of the Committee, to receive the amount of the final Award value that would have become payable to the Participant under the applicable Award Formula had 100% of the Performance Goals been attained and had the Participant received an individual performance appraisal rating of “good.”

                       6.3          Effect of Leaves of Absence.  Unless otherwise required by law or Company policy, payment of the final value of an Award held by a Participant who has taken in excess of thirty (30) days of military leave, sick leave or other approved leaves of absence during any one or more Fiscal Years contained in the Performance Period applicable to the Award shall be prorated on the basis of the number of days of the Participant’s Service during the Performance Period on which the Participant was not on a leave of absence.

                       6.4          Notice to Participants.  As soon as practicable following the Committee’s determination and certification in accordance with Section 6.1 with respect to an Award, the Company shall notify the Participant of the determination of the Committee.

                       6.5          Payment in Settlement of Awards.  As soon as practicable following the Committee’s determination and certification in accordance with Section 6.1 with respect to an Award, but in any event within the Short-Term Deferral Period, payment shall be made to the Participant of the resulting final value, if any, of such Award (subject to applicable tax withholding); provided, however, that, except as otherwise provided by Section 8.1, a Participant shall not be eligible to receive a payment under the Award unless the Participant remains an active, full-time Employee on the payment date.  For this purpose, a Participant on an approved leave of absence shall be deemed to be an active Employee.  All such payments shall be made in cash or by check.

                       6.6          Tax Withholding.  The Company shall have the right to deduct from any and all payments made under the Plan or otherwise all federal, state, local and foreign taxes, if any, required by law to be withheld by the Company with respect to any such payment.

          7.          EFFECT OF TERMINATION OF SERVICE.

                       Except as otherwise provided by Section 8.1, if a Participant’s Service terminates for any reason or no reason prior to the date of payment of the final value of an Award held by the Participant, the Participant shall immediately forfeit the Award and shall be entitled to receive no payment therefor.

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          8.          CHANGE IN CONTROL.

                       8.1          Effect of Change in Control.  Unless otherwise provided by a contract of employment between the Participant and a Participating Company, in the event of the consummation of a Change in Control prior to the completion of the Performance Period applicable to the Participant’s Award and provided that the Participant’s Service has not terminated prior to the date of the Change in Control, the Award shall become payable, effective as of the date of the Change in Control, in the amount that would constitute the final value of the Award determined in accordance with the Award Formula had 100% of the Performance Goals for the Performance Period been attained and had the Participant (if not an Executive Officer) received an individual performance rating of “good;” provided, however, that such amount shall be prorated on the basis of the number of days of the Participant’s Service during the Performance Period prior to the date of the Change in Control.  Subject to Section 8.2, payment pursuant to this Section 8.1 (subject to applicable tax withholding) shall be made in cash or by check within thirty (30) days following the date of the Change in Control regardless of whether or not the Participant’s Service has terminated on or after the date of the Change in Control.

                       8.2          Federal Excise Tax Under Section 4999 of the Code.

                                       (a)          Excess Parachute Payment.  In the event that any payment pursuant to an Award and any other payment or benefit received or to be received by the Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such payment or benefit as an excess parachute payment under Section 280G of the Code, the Participant may elect, in his or her sole discretion, to reduce the amount of any payment called for under the Award in order to avoid such characterization.

                                       (b)          Determination by Independent Accountants.  To aid the Participant in making any election called for under Section 8.2(a), upon the occurrence of any event that might reasonably be anticipated to give rise to a payment under Section 8.1 (an “Event”), the Company shall promptly request a determination in writing by independent public accountants selected by the Company (the “Accountants”).  Unless the Company and the Participant otherwise agree in writing, the Accountants shall determine and report to the Company and the Participant within twenty (20) days of the date of the Event the amount of such payments and benefits which would produce the greatest after-tax benefit to the Participant.  For the purposes of such determination, the Accountants may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code.  The Company and the Participant shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make their required determination.  The Company shall bear all fees and expenses the Accountants may reasonably charge in connection with their services contemplated by this Section 8.2(b).

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          9.          AMENDMENT OR TERMINATION OF THE PLAN.

                       The Plan, as set forth in this document, represents the general guidelines the Company presently intends to utilize to determine what Awards, if any, will be granted and paid.  If, however, at the sole discretion of the Committee, the Company’s best interest is served by applying different guidelines to certain individuals, or to individuals under special or unusual circumstances, it reserves the right to do so by notice to such individuals at any time, or from time to time.  To the extent that such applications are contrary to any provisions of the Plan, the Plan will be deemed amended to such extent.  The Committee may terminate or amend the Plan at any time; provided, however, that in amending the Plan the Committee shall take into account whether the approval of the Company’s stockholders of such amendment may be required in order to continue to qualify amounts paid pursuant to the Plan as Performance-Based Compensation.

          10.          MISCELLANEOUS PROVISIONS.

                       10.1          Nontransferability of Awards.  Prior to settlement in accordance with the provisions of the Plan, no Awards may be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except by will or by the laws of descent and distribution.  All rights with respect to an Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant.

                       10.2          Rights as Employee.  No person, even though eligible pursuant to Section 4, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.  Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee or interfere with or limit in any way the right of the Company to terminate the Participant’s Service at any time.

                       10.3          Beneficiary Designation.  Each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit.  Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.  If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation shall be subject to the consent of the Participant’s spouse.  If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.

                       10.4          Unfunded Obligation.  Any amounts payable to Participants pursuant to the Plan shall be unfunded obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974.  The Company shall not be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations.  The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder.  Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship

11

between the Committee or the Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of the Company.  The Participants shall have no claim against the Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

                       10.5          Applicable Law.  The Plan shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.

                       10.6          Treatment of Awards Outstanding on Effective Date.  Notwithstanding any other provision of the Plan to the contrary, each Award granted under a prior version of the Plan and remaining outstanding on the Effective Date shall, following the Effective Date, be treated as having been granted under and governed by the terms and conditions of the Plan.  For purposes of the preceding sentence, such prior versions of the Plan include the Ross Stores, Inc. Incentive Compensation Plan adopted on May 30, 1996 and the Amended and Restated Ross Stores, Inc. Incentive Compensation Plan adopted on March 16, 2000.

                       10.7          Compliance with Section 409A.  The provisions of the Plan are intended to comply with the requirements of Section 409A, and the Plan shall be so construed.  Notwithstanding any other provision of the Plan to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan to take effect retroactively or otherwise as it deems necessary or advisable for the purpose of conforming the Plan to the requirements of Section 409A.  The payment of any and all Awards granted under a prior version of the Plan after October 3, 2004 shall conform to the applicable payment provisions of the Plan and not to the provisions of such prior version of the Plan.

          IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing sets forth the Second Amended and Restated Ross Stores, Inc. Incentive Compensation Plan as duly adopted by the Compensation Committee on March 16, 2006.

Secretary

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PROXY

ROSS STORES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints Michael Balmuth and John G. Call,  and either of them, as attorneys of the undersigned with full power of  substitution, to vote all shares of stock which the undersigned is entitled  to vote at the Annual Meeting of Stockholders of Ross Stores, Inc., to be  held on May 18, 2006 at 1:00 p.m. PDT, at the Company’s corporate office located at 4440 Rosewood Drive, Pleasanton, California 94588-3050, and at any continuation or adjournment thereof, with all powers which the undersigned might have if personally present at the meeting.

          WHERE NO CONTRARY CHOICE IS INDICATED BY THE STOCKHOLDER, THIS PROXY,  WHEN RETURNED, WILL BE VOTED FOR ALL NOMINEES AND FOR EACH OF THE PROPOSALS AND WITH  DISCRETIONARY AUTHORITY UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE  THE MEETING. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS  VOTED.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND
RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

YOUR VOTE IS IMPORTANT TO THE COMPANY

- FOLD AND DETACH HERE -

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING NOMINEES AND PROPOSALS:

Please mark
your votes as	☒
indicated in
this example

	FOR	WITHHOLD
	all nominees listed	AUTHORITY
	(except as marked	to vote for all
	to the contrary)	nominees listed
	☐	☐
Proposal 1. To elect three Class II Directors for a three-year term as proposed in the accompanying Proxy Statement.

Michael Balmuth K. Gunnar Bjorklund Sharon D. Garrett

INSTRUCTION:	To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.

Proposal 2. To approve the Company’s Second Amended and Restated Incentive Compensation Plan	FOR	AGAINST	ABSTAIN
	☐	☐	☐

Proposal 3. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 3, 2007.	FOR	AGAINST	ABSTAIN
	☐	☐	☐

And to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The undersigned hereby acknowledges receipt of: (a) Notice of Annual Meeting  of Stockholders dated April 17, 2006; (b) the accompanying Proxy Statement;  and (c) the Annual Report to Stockholders for the fiscal year ended January 28, 2006 and hereby expressly revokes any and all proxies heretofore given or  executed by the undersigned with respect to the shares of stock represented  by this Proxy and by filing this Proxy with the Secretary of the Corporation,  gives notice of such revocation.

Signature(s)________________________________________  Dated______________, 2006

Please sign exactly as your name(s) appear(s) on your stock certificate. If  shares of stock are held of record in the names of two or more persons or in  the name of husband and wife, whether as joint tenants or otherwise, both or  all of such persons should sign the Proxy. If shares of stock are held of  record by a corporation, the Proxy should be signed by the President or Vice  President or the Secretary or Assistant Secretary. Executors or  administrators or other fiduciaries who execute the above Proxy for a  deceased stockholder should give their full titles.

- FOLD AND DETACH HERE -